Exhibit 99

Viad Corp 2015 Second Quarter Growth Stronger than Expected

M&E U.S. Base Same-Show Revenue up 7.4%

T&R Organic Revenue up 9.8%

PHOENIX, July 30, 2015 /PRNewswire/ -- Viad Corp (NYSE: VVI) today announced 2015 second quarter results that were better than guidance and up significantly from the 2014 second quarter, reflecting strength in both business groups.

	Q2 2015	Q2 2014	Change
	$ in millions, except per share data
Revenue	$ 317.0	$ 256.4	23.7%
Organic Revenue(1)	307.5	256.4	19.9%

Segment Operating Income	$ 36.3	$ 14.1	**
Adjusted Segment Operating Income(1)	36.6	14.1	**
Adjusted Segment EBITDA(1)	45.7	21.2	**

Income from Continuing Operations	$ 22.3	$ 8.0	**
Income Before Other Items(1)	23.7	9.0	**

Income from Continuing Operations per Diluted Share	$ 1.11	$ 0.39	**
Income Before Other Items per Diluted Share(1)	1.18	0.45	**

(1) A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Table Two of this press release.
** Change is greater than +/- 100 basis points.
  Revenue for the second quarter of 2015 increased 23.7% ($60.6 million) year-over-year, or 19.9% ($51.1 million) on an organic basis (which excludes the impact of acquisitions and exchange rate variances).
    Marketing & Events Group (M&E) organic revenue increased 21.3% ($48.2 million), which included positive show rotation revenue of about $16 million, U.S. base same-show revenue growth of 7.4%, new business wins and increased sales to corporate exhibitor clients.
    Travel & Recreation Group (T&R) organic revenue increased 9.8% ($2.9 million).
  Acquisitions contributed $22.7 million in revenue and $7.5 million in adjusted segment operating income (which excludes integration costs) and $9.9 million in adjusted segment EBITDA.
  The increases in segment operating income, income from continuing operations and income before other items primarily reflect higher revenue with strong throughput.

Steve Moster, president and chief executive officer, said, "We had a very strong second quarter, with both business groups delivering better than expected operating income on substantial revenue growth. We are executing well and benefitting from favorable industry conditions."

M&E (or GES) Results

Moster said, "GES delivered much stronger results in the second quarter than we had previously expected. The upside came from a number of areas, including same-show revenue growth, a near historic level of revenue from short-term bookings and a significant increase in sales to our corporate clients. The team did a great job driving this additional revenue to the bottom line. Additionally, our recent acquisitions of Blitz, onPeak and N200 continued to deliver as expected. With two successful quarters under our belts and favorable industry conditions, we are on track to meet, if not exceed, our full year targets at GES."

	Q2 2015	Q2 2014	Change
	$ in millions
Revenue	$ 286.6	$ 226.6	26.5%
U.S. Organic Revenue(1)	196.9	168.8	16.6%
International Organic Revenue(1)	85.7	63.4	35.3%

Segment Operating Income	$ 30.1	$ 9.0	**
Adjusted Segment Operating Income(1)	30.4	9.0	**
Adjusted Segment Operating Margin(1)	10.6%	4.0%	660 bps

Adjusted Segment EBITDA(1)	$ 37.3	$ 14.1	**
Adjusted Segment EBITDA Margin(1)	13.0%	6.2%	680 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(2)	7.4%
U.S. Show Rotation Revenue Change(3)	$(2) approx.
International Show Rotation Revenue Change(3)	$15 approx.

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Table Two of this press release.
(2)

Base same-shows are defined as shows produced by GES out of the same city during the same quarter in both the current year and prior year.  Base same-shows represented 38% of GES' U.S. organic revenue during the 2015 second quarter.

(3)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.
  Total M&E revenue increased 26.5% ($60.0 million) year-over-year.  On an organic basis (which excludes the impact of acquisitions and unfavorable exchange rate variances), the increase was 21.3% ($48.2 million).
    U.S. organic revenue increased 16.6% ($28.1 million) driven primarily by new business wins, base same-show revenue growth of 7.4% and increased sales to corporate clients.
    International organic revenue increased 35.3% ($22.4 million) driven primarily by positive show rotation revenue of approximately $15 million, new business wins and same-show growth.
  Total M&E segment operating income increased $21.1 million, or $15.2 million on an organic basis.
    U.S. organic segment operating income increased $8.2 million, primarily reflecting higher revenue with strong throughput.
    International organic segment operating income increased $7.0 million, primarily reflecting higher revenue with strong throughput, as well as a $1.3 million gain related to exiting a venue services agreement in the U.K.
  The acquisitions of Blitz Communications (September 2014), onPeak (October 2014) and N200 (November 2014) contributed revenue of $21.6 million, adjusted segment operating income of $7.4 million (34.2% margin) and adjusted segment EBITDA of $9.7 million (44.8% margin) during the 2015 second quarter.

T&R Results

Moster said, "The T&R Group realized strong revenue growth and better than expected profits for the second quarter. Organic revenue from our attractions was up 23 percent reflecting both an increase in visitors and our efforts to drive higher effective ticket prices. And we saw strong growth from our hospitality assets, including a 5.3 percent increase in same-store RevPAR. The team also did a solid job with cost management to minimize expenses during the early and seasonally slower part of the quarter, which helped lift the operating margin higher. As expected, our peak season is off to a very strong start."

	Q2 2015	Q2 2014	Change
	$ in millions
Revenue	$ 30.5	$ 29.8	2.2%
Organic Revenue(1)	32.7	29.8	9.8%

Segment Operating Income	$ 6.2	$ 5.1	21.2%
Segment Operating Margin	20.4%	17.2%	320 bps

Adjusted Segment EBITDA(1)	$ 8.5	$ 7.2	17.9%
Adjusted Segment EBITDA Margin(1)	27.8%	24.1%	370 bps

Key Performance Indicators:
Same-Store RevPAR(2)	$80	$76	5.3%
Same-Store Room Nights Available(2)	56,261	55,350	1.6%
Same-Store Passengers(3)	394,789	365,798	7.9%
Same-Store Revenue per Passenger(3)	$34	$29	17.2%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Table Two of this press release.
(2)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable T&R properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those owned by Viad for the entirety of both periods.

(3)

Same-store revenue per passenger is calculated as total attractions revenue divided by the total number of passengers for all comparable T&R attractions, expressed on a constant currency basis.  Comparable attractions are defined as those owned by Viad for the entirety of both periods.

  T&R revenue increased 2.2% ($0.7 million) year-over-year.  On an organic basis (which excludes the impact of acquisitions and unfavorable exchange rate variances), revenue increased 9.8% ($2.9 million) driven primarily by stronger revenue from attractions and hospitality assets.
  T&R segment operating income increased $1.1 million, or $2.1 million on an organic basis driven primarily by growth in high-margin attractions and hospitality revenue as well as strong cost management.
  The acquisition of the West Glacier Properties (July 2014) contributed revenue of $1.1 million, adjusted segment operating income of $0.1 million and adjusted segment EBITDA of $0.2 million during the 2015 second quarter, which is a seasonally slower quarter.

Cash Flow / Capital Structure

  Cash generated from operations was $19.7 million in the 2015 second quarter.
  Capital expenditures for the quarter totaled $7.9 million, comprising $4.9 million for M&E, $2.8 million for T&R and $0.2 million for Viad's corporate office.
  Return of capital during the quarter totaled $2.0 million (which represented dividends of $0.10 per share).  Viad had 440,540 shares remaining under its current repurchase authorization at June 30, 2015.
  Debt payments (net) totaled $4.8 million during the second quarter.
  Cash and cash equivalents were $64.9 million, debt was $133.3 million and the debt-to-capital ratio was 27.5% at June 30, 2015.

Business Outlook

Guidance provided by Viad is subject to change as a variety of factors can affect actual results. Those factors are identified in the safe harbor language at the end of this press release.

2015 Full Year Guidance

  Consolidated revenue is expected to be comparable to 2014 full year revenue, despite negative show rotation of approximately $70 million and unfavorable currency translation of approximately $40 million.
  Consolidated adjusted segment EBITDA(1) is expected to be in the range of $89 million to $93 million, as compared to $91.3 million in 2014.
  The outlook for Viad's business units is as follows:
	M&E	T&R
$ in millions
Revenue	Comparable to 2014 ($944.5)	Comparable to 2014 ($120.5)
Adjusted Segment EBITDA(1)	$53 to $55 (vs. $54.9 in 2014)	$35.5 to $37.5 (vs. $36.4 in 2014)
D&A	$28 to $29	$8 to $9
Adjusted Operating Income(1)	$24.5 to $27 (vs. $32.5 in 2014)	$27 to $29 (vs. $28.1 in 2014)
Adjusted Operating Margin(1)	2.6% to 2.9%	Comparable to 2014 (23.3%)
Capital Expenditures	$17 to $19	$16 to $18

(1)	See Table Two of this press release for discussion of these non-GAAP measures.
    M&E show rotation is expected to have a net negative impact on full year revenue of approximately $70 million versus 2014.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.
	Q1 Actual	Q2 Actual	Q3 Est.	Q4 Est.	FY Est.
Show Rotation Revenue (in millions)	$(40)	$14	$(50)	$5	$(70)
    M&E U.S. base same-show revenue is expected to increase at a mid-single digit rate.
    The M&E acquisitions of onPeak, Blitz Communications and N200 are expected to provide $61 million to $66 million in revenue (up $44 million to $49 million from 2014) and adjusted segment EBITDA of $16.5 million to $17.5 million (up $13 million to $14 million from 2014).  Integration costs, which are not included in adjusted segment EBITDA, are expected to approximate $1.5 million.
  Exchange rates are assumed to approximate $0.78 U.S. Dollars per Canadian Dollar and $1.52 U.S. Dollars per British Pound during the remainder of 2015.  Exchange rate variances are expected to impact 2015 results as follows:
	Viad Total	M&E	T&R
$ in millions, except per share amounts
Revenue	$ (40)	$ (27)	$ (13)
Adjusted Segment Operating Income(1)	$ (5)	$ (1)	$ (4)
Income per Share Before Other Items(1)	$(0.21)

(1)	See Table Two of this press release for discussion of these non-GAAP measures.
  Corporate activities expense is expected to be in the range of $9.5 million to $10.5 million (including shareholder nomination and settlement agreement costs and acquisition transaction-related costs that were incurred during the first six months).
  Interest expense is expected to increase versus 2014 by approximately $0.09 per share due to increased debt resulting from acquisitions completed during the second half of 2014.
  The effective tax rate on income before other items is assumed to approximate 31% to 32%.

2015 Third Quarter Guidance

		2015 Guidance
	2014	Low End	High End		FX Impact(2)
	$ in millions, except per share amounts
Revenue:
M&E	$226.7	$175.0	to	$185.0	$ (5)
T&R	73.1	68.0	to	73.0	(8)
Adjusted Segment Operating Income (Loss)(1):
M&E	$ 2.4	$ (18.5)	to	$ (16.0)	$ 0.5
T&R	30.6	29.5	to	31.5	(4.0)

Income per Share Before Other Items(1)	$ 1.11	$ 0.25	to	$ 0.35	$(0.12)

(1)	See Table Two of this press release for discussion of these non-GAAP measures.
(2)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
  The decrease in M&E is expected to be driven by negative show rotation and unfavorable exchange rate variances.  The 2014 acquisitions are expected to contribute approximately $9 million to $11 million in revenue and $3 million to $3.5 million in adjusted segment operating loss, reflecting a seasonally slow quarter.  During the 2014 quarter, Blitz (acquired September 16, 2014) contributed revenue of $1.9 million and adjusted segment operating income of $0.5 million.
  Excluding unfavorable exchange rate variances, T&R revenue and operating income are expected to be stronger than the prior year quarter, reflecting continued organic growth.

Conference Call and Web Cast

Viad Corp will hold a conference call with investors and analysts for a review of second quarter 2015 results on Thursday, July 30, 2015 at 4:30 p.m. (ET). To join the live conference, call (800) 857-4380, passcode "Viad," or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at (866) 357-1431 (no passcode required) or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY RESULTS
(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Revenue:
Marketing & Events Group:
U.S.	$ 208,749	$ 168,839	$ 39,910	23.6%	$ 401,692	$ 390,234	$ 11,458	2.9%
International	85,723	63,379	22,344	35.3%	150,959	122,097	28,862	23.6%
Intersegment eliminations	(7,903)	(5,632)	(2,271)	-40.3%	(9,154)	(7,922)	(1,232)	-15.6%
Total Marketing & Events Group	286,569	226,586	59,983	26.5%	543,497	504,409	39,088	7.7%
Travel & Recreation Group	30,466	29,805	661	2.2%	37,934	37,623	311	0.8%
Total revenue	$ 317,035	$ 256,391	$ 60,644	23.7%	$ 581,431	$ 542,032	$ 39,399	7.3%

Segment operating income:
Marketing & Events Group:
U.S.	$ 18,974	$ 5,124	$ 13,850	**	$ 21,611	$ 20,975	$ 636	3.0%
International	11,109	3,896	7,213	**	12,156	6,215	5,941	95.6%
Total Marketing & Events Group	30,083	9,020	21,063	**	33,767	27,190	6,577	24.2%
Travel & Recreation Group	6,203	5,116	1,087	21.2%	1,394	307	1,087	**
Segment operating income	36,286	14,136	22,150	**	35,161	27,497	7,664	27.9%
Corporate activities (Note A)	(1,983)	(1,991)	8	0.4%	(4,793)	(4,030)	(763)	-18.9%
Restructuring charges (Note B)	(1,069)	(1,365)	296	21.7%	(1,285)	(1,576)	291	18.5%
Impairment charges (Note C)	-	(884)	884	**	-	(884)	884	**
Net interest expense	(660)	(255)	(405)	**	(1,748)	(488)	(1,260)	**
Income from continuing operations before
income taxes	32,574	9,641	22,933	**	27,335	20,519	6,816	33.2%
Income tax expense (Note D)	(10,372)	(1,796)	(8,576)	**	(7,105)	(3,493)	(3,612)	**
Income from continuing operations	22,202	7,845	14,357	**	20,230	17,026	3,204	18.8%
Income (loss) from discontinued operations (Note E)	78	(1,236)	1,314	**	(70)	14,002	(14,072)	**
Net income	22,280	6,609	15,671	**	20,160	31,028	(10,868)	-35.0%
Net (income) loss attributable to noncontrolling interest	109	133	(24)	-18.0%	173	(2,404)	2,577	**
Net income attributable to Viad	$ 22,389	$ 6,742	$ 15,647	**	$ 20,333	$ 28,624	$ (8,291)	-29.0%

Amounts Attributable to Viad Common Stockholders:
Income from continuing operations	$ 22,311	$ 7,978	$ 14,333	**	$ 20,403	$ 17,290	$ 3,113	18.0%
Income (loss) from discontinued operations	78	(1,236)	1,314	**	(70)	11,334	(11,404)	**
Net income	$ 22,389	$ 6,742	$ 15,647	**	$ 20,333	$ 28,624	$ (8,291)	-29.0%

Diluted income per common share:
Income from continuing operations
attributable to Viad common shareholders	$ 1.11	$ 0.39	$ 0.72	**	$ 1.02	$ 0.85	$ 0.17	20.0%
Income (loss) from discontinued operations
attributable to Viad common shareholders	0.01	(0.06)	0.07	**	(0.01)	0.56	(0.57)	**
Net income attributable to Viad common
shareholders	$ 1.12	$ 0.33	$ 0.79	**	$ 1.01	$ 1.41	$ (0.40)	-28.4%

Basic income per common share:
Income from continuing operations
attributable to Viad common shareholders	$ 1.11	$ 0.39	$ 0.72	**	$ 1.02	$ 0.85	$ 0.17	20.0%
Income (loss) from discontinued operations
attributable to Viad common shareholders	0.01	(0.06)	0.07	**	(0.01)	0.56	(0.57)	**
Net income attributable to Viad common
shareholders (Note F)	$ 1.12	$ 0.33	$ 0.79	**	$ 1.01	$ 1.41	$ (0.40)	-28.4%

Common shares treated as outstanding for
Income (loss) per share calculations:
Weighted-average outstanding common shares	19,778	19,869	(91)	-0.5%	19,757	19,909	(152)	-0.8%

Weighted-average outstanding and potentially
dilutive common shares	19,918	20,149	(231)	-1.1%	19,933	20,262	(329)	-1.6%

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY RESULTS
(UNAUDITED)

(A)

Corporate Activities -- The increase in corporate activities expense for the six months ended June 30, 2015 was primarily related to consulting and other transaction-related costs associated with acquisitions and costs related to a shareholder nomination and settlement agreement.

(B)

Restructuring Charges -- Restructuring charges for the three and six months ended June 30, 2015 primarily related to the elimination of certain positions and facility consolidations in the Marketing & Events Group, as well as the elimination of certain positions at the Corporate office and the Travel & Recreation Group. Restructuring charges for the three and six months ended June 30, 2014 primarily related to severance arrangements within the Marketing & Events International segment.

(C)

Impairment Charges -- During the three months ended June 30, 2014, Viad recorded impairment charges of $884,000 ($549,000 after-tax) related to the write-off of certain assets in the Marketing & Events International segment.

(D)

Income Taxes -- The six months ended June 30, 2015 included a $1.6 million non-cash tax benefit related to deferred taxes associated with certain foreign intangibles.  This resulted in a $0.08 per share non-recurring tax benefit.

The relatively low effective tax rate for the three and six months ended June 30, 2014 was primarily due to the projected release of a portion of the valuation allowance related to foreign tax credit carryforwards and state NOL carryforwards and certain adjustments to deferred taxes.

(E)

Income (Loss) from Discontinued Operations -- On December 31, 2013, Glacier Park's concession contract with the Park Service to operate lodging, tour and transportation and other hospitality services for Glacier National Park expired. Upon completion of the contract term, Viad received cash payments in January 2014 totaling $25.0 million for the Company's possessory interest. This resulted in a pre-tax gain of $21.5 million and an after-tax gain of $14.3 million which was recorded as income from discontinued operations. The loss from discontinued operations for the three months ended June 30, 2014 related to the allocation of taxes to the possessory interest gain and additional reserves related to certain liabilities associated with previously sold operations.

(F)	Income per Common Share -- Following is a reconciliation of net income attributable to Viad to net income allocated to Viad common shareholders:

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Net income attributable to Viad	$ 22,389	$ 6,742	$ 15,647	**	$ 20,333	$ 28,624	$ (8,291)	-29.0%
Less: Allocation to nonvested shares	(321)	(124)	(197)	**	(304)	(546)	242	44.3%
Net income allocated to Viad common shareholders	$ 22,068	$ 6,618	$ 15,450	**	$ 20,029	$ 28,078	$ (8,049)	-28.7%

Weighted-average outstanding common shares	19,778	19,869	(91)	-0.5%	19,757	19,909	(152)	-0.8%

Basic income per common share attributable to Viad common shareholders	$ 1.12	$ 0.33	$ 0.79	**	$ 1.01	$ 1.41	$ (0.40)	-28.4%

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP MEASURES (NOTE A)
(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
(in thousands)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Income before other items:
Income from continuing operations attributable to Viad	$ 22,311	$ 7,978	$ 14,333	**	$ 20,403	$ 17,290	$ 3,113	18.0%
Restructuring charges, net of tax	719	879	(160)	18.2%	852	986	(134)	13.6%
Acquisition-related costs and other non-recurring expenses, net of tax (B)	659	125	534	**	1,548	125	1,423	**
Impairment charges, net of tax	-	549	(549)	**	-	549	(549)	**
Favorable tax matters	-	(501)	501	**	(1,563)	(2,535)	972	-38.3%
Income before other items	$ 23,689	$ 9,030	$ 14,659	**	$ 21,240	$ 16,415	$ 4,825	29.4%

(per diluted share)
Income before other items:
Income from continuing operations attributable to Viad	$ 1.11	$ 0.39	$ 0.72	**	$ 1.02	$ 0.85	$ 0.17	20.0%
Restructuring charges, net of tax	0.04	0.04	-	0.0%	0.04	0.05	(0.01)	20.0%
Acquisition-related costs and other non-recurring expenses, net of tax (B)	0.03	0.01	0.02	**	0.08	0.01	0.07	**
Impairment charges, net of tax	-	0.03	(0.03)	**	-	0.03	(0.03)	**
Favorable tax matters	-	(0.02)	0.02	**	(0.08)	(0.13)	0.05	-38.5%
Income before other items	$ 1.18	$ 0.45	$ 0.73	**	$ 1.06	$ 0.81	$ 0.25	30.9%

(in thousands)
Adjusted EBITDA:
Net income attributable to Viad	$ 22,389	$ 6,742	$ 15,647	**	$ 20,333	$ 28,624	$ (8,291)	-29.0%
(Income) loss from discontinued operations	(78)	1,236	(1,314)	**	70	(11,334)	11,404	**
Impairment charges	-	884	(884)	**	-	884	(884)	**
Interest expense	1,129	342	787	**	2,305	673	1,632	**
Income tax expense	10,417	1,826	8,591	**	7,225	3,607	3,618	**
Depreciation and amortization	9,045	7,053	1,992	-28.2%	17,637	13,779	3,858	-28.0%
Adjusted EBITDA	$ 42,902	$ 18,083	$ 24,819	**	$ 47,570	$ 36,233	$ 11,337	31.3%

Additional Prior Year Non-GAAP Measures:	2014
(per diluted share)	Q1	Q2	Q3	Q4	Full Year
Income (loss) before other items:
Income (loss) from continuing operations attributable to Viad	$ 0.46	$ 0.39	$ 1.53	$ (0.37)	$ 2.02
Restructuring charges, net of tax	-	0.04	0.01	-	0.05
Acquisition-related costs and other non-recurring expenses, net of tax (B)	-	0.01	0.07	0.16	0.24
Impairment charges, net of tax	-	0.03	-	-	0.03
Favorable tax matters	(0.10)	(0.02)	(0.50)	0.03	(0.59)
Income (loss) before other items	$ 0.36	$ 0.45	$ 1.11	$ (0.18)	$ 1.75

	2014 Third Quarter				2014 Full Year
(in thousands)	M&E	T&R	Viad Total		M&E	T&R	Viad Total
Adjusted Segment Operating Income, EBITDA and EBITDA Margin:
Revenue	$ 226,661	$ 73,140	$ 299,801		$ 944,468	$ 120,519	$ 1,064,987
Segment operating income	2,366	30,647	33,013		31,739	28,127	59,866
Integration costs	59	-	59		782	-	782
Adjusted segment operating income	2,425	30,647	33,072		32,521	28,127	60,648
Segment depreciation	4,807	2,853	7,660		20,024	7,866	27,890
Segment amortization	104	86	190		2,353	366	2,719
Adjusted segment EBITDA	$ 7,336	$ 33,586	$ 40,922		$ 54,898	$ 36,359	$ 91,257
Adjusted segment EBITDA margin	3.2%	45.9%	13.6%		5.8%	30.2%	8.6%

** Change is greater than +/- 100 percent
Note - Certain amounts above may not foot due to rounding.

(A)

Income before other items, Adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

Forward−Looking Non−GAAP Financial Measures
The Company has also provided the following forward-looking non-GAAP financial measures: Adjusted Segment EBITDA (formerly referred to as "Segment EBITDA") Adjusted Segment EBITDA Margin, Adjusted Segment Operating Income, Adjusted Segment Operating Margin and Income Before Other Items.  The Company does not provide reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible, not all of the information necessary for quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are available to the Company without unreasonable efforts.  Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors.  It is probable that the forward-looking non-GAAP financial measures provided without the directly comparable GAAP financial measures may be materially different from the corresponding non-GAAP financial measures.

(B)

Acquisition-related costs and other non-recurring expenses include: acquisition integration costs (included in segment operating income); acquisition transaction-related costs (included in corporate activities expense), costs related to a shareholder nomination and settlement agreement (included in corporate activities expense) and CEO transition costs (included in Q4 2014 corporate activities expense).

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP MEASURES
(UNAUDITED)

Organic - The term "organic" is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates.  Management believes that the presentation of "organic" results permits investors to better understand Viad's performance without the effects of exchange rate variances or acquisitions.

Adjusted segment operating income (loss) and Adjusted Segment EBITDA - Adjusted segment operating income (loss) is calculated as segment operating income (loss) excluding acquisition integration costs, if any.  Adjusted segment EBITDA is calculated as adjusted segment operating income (loss) plus depreciation and amortization.  Adjusted Segment Operating Income and Adjusted Segment EBITDA are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. Management believes  these measures are useful information to investors regarding Viad's results of operations for trending, analyzing and benchmarking the performance and value of Viad's business.  Management also believes that the presentation of adjusted segment EBITDA for acquisitions enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended June 30, 2015				Three months ended June 30, 2014
(in thousands)	As Reported	Acquisitions(A)	FX Impact	Organic	As Reported	Acquisitions(A)	Organic

Viad Consolidated:
Revenue	$ 317,035	$ 22,745	$ (13,191)	$ 307,481	$ 256,391	$ -	$ 256,391

Segment operating income (loss)	36,286	7,159	(2,231)	31,358	14,136	-	14,136
Integration costs	338	338	-	-	-	-	-
Adjusted segment operating income (loss)	36,624	7,497	(2,231)	31,358	14,136	-	14,136
Segment depreciation	7,361	843	(332)	6,850	6,840	-	6,840
Segment amortization	1,759	1,566	(19)	212	257	-	257
Adjusted Segment EBITDA	$ 45,744	$ 9,906	$ (2,582)	$ 38,420	$ 21,233	$ -	$ 21,233

Adjusted segment operating margin	11.6%	33.0%	16.9%	10.2%	5.5%		5.5%
Adjusted segment EBITDA margin	14.4%	43.6%	19.6%	12.5%	8.3%		8.3%

Marketing & Events Group:
Revenue	$ 286,569	$ 21,614	$ (9,787)	$ 274,742	$ 226,586	$ -	$ 226,586

Segment operating income (loss)	30,083	7,060	(1,162)	24,185	9,020	-	9,020
Integration costs	338	338	-	-	-	-	-
Adjusted segment operating income (loss)	30,421	7,398	(1,162)	24,185	9,020	-	9,020
Depreciation	5,190	744	(131)	4,577	4,864	-	4,864
Amortization	1,673	1,551	(14)	136	172	-	172
Adjusted Segment EBITDA	$ 37,284	$ 9,693	$ (1,307)	$ 28,898	$ 14,056	$ -	$ 14,056

Adjusted segment operating margin	10.6%	34.2%	11.9%	8.8%	4.0%		4.0%
Adjusted segment EBITDA margin	13.0%	44.8%	13.4%	10.5%	6.2%		6.2%

Marketing & Events Group - U.S.:
Revenue	$ 208,749	$ 11,848	$ -	$ 196,901	$ 168,839	$ -	$ 168,839

Segment operating income	18,974	5,695	-	13,279	5,124	-	5,124
Integration costs	163	163	-	-	-	-	-
Adjusted segment operating income	19,137	5,858	-	13,279	5,124	-	5,124
Depreciation	3,645	251	-	3,394	3,624	-	3,624
Amortization	1,095	1,095	-	-	29	-	29
Adjusted Segment EBITDA	$ 23,877	$ 7,204	$ -	$ 16,673	$ 8,777	$ -	$ 8,777

Adjusted segment operating margin	9.2%	49.4%		6.7%	3.0%		3.0%
Adjusted segment EBITDA margin	11.4%	60.8%		8.5%	5.2%		5.2%

Marketing & Events Group - International:
Revenue	$ 85,723	$ 9,766	$ (9,787)	$ 85,744	$ 63,379	$ -	$ 63,379

Segment operating income	11,109	1,365	(1,162)	10,906	3,896		3,896
Integration costs	175	175	-	-	-	-	-
Adjusted segment operating income	11,284	1,540	(1,162)	10,906	3,896	-	3,896
Depreciation	1,545	493	(131)	1,183	1,240	-	1,240
Amortization	578	456	(14)	136	143	-	143
Adjusted Segment EBITDA	$ 13,407	$ 2,489	$ (1,307)	$ 12,225	$ 5,279	$ -	$ 5,279

Adjusted segment operating margin	13.2%	15.8%	11.9%	12.7%	6.1%		6.1%
Adjusted segment EBITDA margin	15.6%	25.5%	13.4%	14.3%	8.3%		8.3%

Travel & Recreation Group:
Revenue	$ 30,466	$ 1,131	$ (3,404)	$ 32,739	$ 29,805	$ -	$ 29,805

Segment operating income	6,203	99	(1,069)	7,173	5,116	-	5,116
Integration costs	-	-	-	-	-	-	-
Adjusted segment operating income	6,203	99	(1,069)	7,173	5,116	-	5,116
Depreciation	2,171	99	(201)	2,273	1,976	-	1,976
Amortization	86	15	(5)	76	85	-	85
Adjusted Segment EBITDA	$ 8,460	$ 213	$ (1,275)	$ 9,522	$ 7,177	$ -	$ 7,177

Adjusted segment operating margin	20.4%	8.8%	31.4%	21.9%	17.2%		17.2%
Adjusted segment EBITDA margin	27.8%	18.8%	37.5%	29.1%	24.1%		24.1%

(A) Acquisitions include onPeak (acquired October 2014) for M&E U.S., Blitz Communications (acquired September 2014) and N200 (acquired November 2014)
for M&E International, and the West Glacier Properties (acquired July 2014) for T&R.
Note - Certain amounts above may not foot due to rounding.

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